EXHIBIT 10.11

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Consulting Agreement") is entered into as of this 23 day of August, 1999 by and between GoHealth.MD, Inc., a Delaware corporation (the "Company"), and Harvey S. Benn ("Consultant").

         WHEREAS, the Company desires to obtain the benefit of the Consultant's advise and experience to the Company, under the terms of this Consulting Agreement.

         NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

         1. Scope of the Consulting. During the Term (as hereinafter defined), the Consultant shall provide such consultancy services to the Company at such times and such places as shall be agreed from time to time between the Company and the Consultant. Notwithstanding the foregoing or any other requirements and duties of the Consultant hereunder, the Company agrees and acknowledges that the Consultant is not obligated to render services at the Company's place of business, is not obligated to render services for a fixed number of hours or days or on project basis, is not subject to any time schedules or deadlines for rendering services and from time to time may decline requests from the Company for services hereunder if the Consultant deems such request to be unreasonable burdensome or onerous. None of the foregoing shall effect, limit or mitigate the Consultant's right to retain full compensation set forth in Paragraph 3 hereof. In the event the Consultant is unable to perform any or all of his duties hereunder because of death or disability, the Consultant shall not be obligated to return any of the Compensation set forth in Paragraph 3 hereof. Nothing in this Consulting Agreement shall be deemed to imply that the relationship between the Company and the Consultant is that of employer and employee.

         2.Term of Agreement. This Consulting Agreement shall commence on the date hereof and shall automatically terminate on the one year anniversary hereof (the "Term").

         3. Compensation. As consideration for his services under this Consulting Agreement, Consultant shall receive, on the date hereof, non-qualified stock options to purchase 150,000 shares of the Company's common stock, $0.001 par value, at an exercise price of $1.00 per share (the "Options"). The Options shall be immediately exercisable on the date of grant, and shall be granted pursuant to a stock option agreement in the form attached as Exhibit A hereto.

         4. Reimbursement of Expenses. The Company shall reimburse Consultant for all reasonable expenses incurred by him in connection with the performance of his duties under this Consulting Agreement, upon presentation of appropriate documentation covering such expenses.

         5. Early Termination. This Consulting Agreement shall terminate upon the death of Consultant or upon the continued inability of Consultant to perform the essential requirements of his duties and responsibilities hereunder for a period of one hundred eighty (180) consecutive days due to illness, injury or other physical or mental incapacity, to the extent permitted by law. Any earlier termination hereunder shall not affect, limit or mitigate Consultant's right to retain the full compensation set forth in Paragraph 3 hereof.

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         6.  Representation and Warranties.  The Company represents and warrants to Consultant that: (i) the execution, delivery and performance by the Company of this Consulting Agreement and its obligations hereunder have been duly authorized by all requite corporate action, and is a valid and binding obligation of the Company, (ii) 150,000 shares of the Company's Common Stock have been, and shall remain from and after the date hereof, duly authorized and reserved for issuance upon exercise of the Options, and (iii) the shares issuable upon exercise of the Options will, from and after the date hereof, not be subject to preemptive or similar rights of any person, and when issued against payment thereof in accordance with the terms of the Options, will be validly issued, fully paid and non-assessable.

         7. Governing Law. This Consulting Agreement shall be governed by the laws of the State of New Jersey, without regard to conflicts of laws principles.

         8. Severability. If any provision of this Consulting Agreement is held to be invalid, illegal or unenforceable for whatever reason, that provision shall be construed to have the broadest interpretation that would make it valid and enforceable. Invalidity, illegality or unenforceablity of one provision shall not effect the validity or enforceability of another provision in this Consulting Agreement.

         9. Independent Contractor. The Consultant shall conduct his business as an independent contractor and shall pay all taxes, duties, social security contributions and other such payments of same nature which may be found due in respect of the Consultant's services and the payment of fees by the Company to the Consultant thereunder.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Consulting Agreement as of the date first above written.

                                         GOHEALTHMD. ,INC.


                                         By:  /s/ Leonard Vernon
                                            --------------------
                                         Name: ____________________
                                         Title: ______________________

                                         CONSULTANT

                                           /s/ Harvey Benn

                                         Harvey Benn

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